UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 21, 2004


                                West Marine, Inc.

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             (Exact Name of Registrant as Specified in its Charter)



     Delaware                    0-22512                        77-0355502
 -----------------           ---------------               ------------------
  (State or Other           (Commission  File               (I.R.S. Employer
  Jurisdiction of                 Number)                  Identification No.)
  Incorporation)



                500 Westridge Drive Watsonville, California 95076

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          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700

                             -----------------------

              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

In a unanimous written consent, dated as of December 21, 2004, West Marine's Board of Directors increased the size of the Board by one director and appointed Alice M. Richter to fill the newly created Board seat vacancy effective as of January 2, 2005. Ms. Richter, like all of the other directors of West Marine, will stand for re-election to the Board of Directors at West Marine's 2005 Annual Meeting of Stockholders.

Ms. Richter was a certified public accountant with KPMG LLP for 26 years, until her retirement in June 2001. Ms. Richter joined KPMG's Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, she served as the National Industry Director of KPMG's U.S. Food and Beverage practice and also has served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001. Ms. Richter currently serves on the board of directors of G&K Services, Inc., where she is a member of the audit committee.

The Board of Directors also has appointed Ms. Richter to the Audit Committee and has affirmatively determined that Ms. Richter is an "independent director," as such term is defined in Rule 4200(a)(15) of National Association of Securities Dealers' listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Based on her past business experience, the Board of Directors concluded that Ms. Richter is able to read and understand fundamental financial statements and has requisite past employment experience in finance or accounting for audit committee service. Accordingly, the Board of Directors also has determined that Ms. Richter is an "audit committee financial expert" as that term is defined in
Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01.        Financial Statements and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Exhibit:

                      99.1     Press Release, dated December 22, 2004

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WEST MARINE, INC.





Date:  December 23, 2004              By:  /s/ Eric Nelson
                                           -----------------
                                           Eric Nelson
                                           Senior Vice President and
                                           Chief Financial Officer

                                                                 Exhibit 99.1


Contacts:  West Marine, Inc.
Eric Nelson, Senior Vice President and Chief Financial Officer
(831) 761-4489
Russell Solt, Director of Investor Relations
(831) 761-4229

   ALICE RICHTER TO JOIN THE BOARD OF DIRECTORS OF WEST MARINE IN JANUARY 2005

WATSONVILLE, CA, December 22, 2004 - West Marine, Inc. (Nasdaq: WMAR) West Marine's board of directors has appointed a new independent director, Alice Richter, to its board effective January 2, 2005.

Ms. Richter was a certified public accountant with KPMG LLP for 26 years until her retirement in June 2001. She joined KPMG's Minneapolis office in 1975 and was admitted to its partnership in 1987. During her tenure at KPMG, Ms. Richter served as the National Industry Director of KPMG's U.S. Food and Beverage practice and also served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001. Based on this vast employment experience in finance and accounting, Ms. Richter also has been appointed by West Marine's board to serve on its audit committee as a financial expert.

Ms. Richter currently serves on the board of directors of G&K Services, Inc., where she is also a member of the audit committee. Additionally, she was named to serve a three-year term on the National Advisory Forum of Beta Alpha Psi and was elected to the board of directors and executive committee of The Boys and Girls Club of Minneapolis. Her organizational memberships include the American Institute of Certified Public Accountants, the Minnesota Society of CPAs, and the National Association of Female Executives.

Ms. Richter graduated summa cum laude from Moorhead State University, was the first recipient of the School of Business Outstanding Alumni Award, and recently was initiated as an honorary member of the Golden Key National Honor Society by the University of Minnesota chapter.

Randy Repass, Chairman of West Marine, says, "West Marine is excited that Alice will be joining our board. She brings with her a wealth of entrepreneurial skills along with her extensive financial expertise. We look forward to the contributions she will make to our board and to our company."

West Marine, Inc. is the nation's largest specialty retailer of boating supplies and apparel, with 374 stores in 38 states, Canada and Puerto Rico, and more than $660 million in annual sales. The Company's successful Catalog and Internet channels offer customers approximately 50,000 products - far more than any competitor - and the convenience of being able to exchange Catalog and Internet purchases at its retail stores. The Company's Port Supply division is the country's largest wholesale distributor of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies.